SCHEDULE A


                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                                 MORGAN STANLEY

         The names of the Directors and the names and titles of the Executive Officers of Morgan Stanley ("MS") and their principal occupations are set forth below. The business address of each of the Directors or Executive Officers is that of MS at 1585 Broadway, New York, New York 10036. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to MS and each individual is a United States citizen.

NAME                        TITLE
*Roy J. Bostock             Chairman of the Partnership for a Drug Free America
*Erskine B. Bowles          President of the University of North Carolina
*Edward A. Brennan          Former Chairman, President and Chief Executive
                            Officer of Sears, Roebuck and Co.
*Charles Chasin             Managing Director of MS&Co. and Chief of Staff to
                            the Acting President of MS
*Sir Howard J. Davies(1)    Director, London School of Economics and Political
                            Science
*C. Robert Kidder           Principal, Stonehenge Partners, Inc.
*John J. Mack               Chairman of the Board and Chief Executive Officer
*Charles H. Noski           Former Corporate Vice President and Chief Financial
                            Officer of Northrop Grumman Corporation
*O. Griffith Sexton         Adjunct Professor, Columbia Business School and
                            Visiting Lecturer, Princeton University
*Dr. Laura D'Andrea Tyson   Dean of the London Business School
*Dr. Klaus Zumwinkel(2)     Chairman of the Board of Management, Deutsche Post
                            AG

Walid A. Chammah            Head of Investment Banking
Jonathan Chenevix-Trench    Chairman, Morgan Stanley International
Zoe Cruz                    Acting President
Thomas Daula                Chief Risk Officer
Raymond Harris              Acting President and COO, Individual Investor Group
David Heleniak              Vice Chairman
Roger C. Hochschild         President and COO, Discover Financial Services
Jerker Johansson            Co-Head of Institutional Sales and Trading
Gary G. Lynch               Chief Legal Officer
Alasdair Morrison           Chairman and CEO, Morgan Stanley Asia
Eileen Murray               Head of Global Operations and Technology
David W. Nelms              Chairman and CEO, Discover Financial Services
Thomas Nides                Chief Administrative Officer and Secretary
Neal A. Shear               Co-Head of Institutional Sales and Trading
David H. Sidwell            EVP and Chief Financial Officer
Cordell G. Spencer          Deputy Head of Investment Banking
Owen D. Thomas              President and COO, Investment Management

*   Director
1. Sir Howard Davies is an English citizen and not a United States citizen.
2. Klaus Zumwinkel is a German citizen and not a United States citizen.



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                                                                     SCHEDULE B

                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                        MORGAN STANLEY & CO. INCORPORATED

     The names of the Directors and the names and titles of the Executive Officers of Morgan Stanley & Co. Incorporated ("MS&Co.") and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address if that of MS&Co. at 1585 Broadway, New York, New York 10036. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to MS&Co. and each individual is a United States citizen.

NAME, BUSINESS ADDRESS             PRESENT PRINCIPAL OCCUPATION
*Walid A. Chammah                  Managing Director of MS&Co. and Head of
                                   Worldwide Institutional Equity
                                   Division of MS
*Charles Chasin                    Managing Director of MS&Co. and Chief of
                                   Staff to the Acting President of MS
*Zoe Cruz                          Managing Director, Chief Executive Officer
                                   and President of MS&Co. and Acting President
                                   of MS
*Richard Portogallo                Managing Director of MS&Co. and Head of U.S.
                                   Equity Division of MS
*Robin Roger                       Managing Director of MS&Co. and  Chief of
                                   Staff to the Chief Legal Officer of MS
*Neal A. Shear                     Managing Director of MS&Co. and Co-Head of
                                   Institutional Sales and Trading of MS
*Cordell G. Spencer                Managing Director of MS&Co. and Deputy Head
                                   of Investment Banking of MS
John H. Faulkner                   Managing Director, General Counsel and
                                   Secretary of MS&Co.
Alan Scheuer                       Managing Director and Treasurer of MS&Co.
                                   and Treasurer of MS
Paul C. Wirth                      Managing Director and Chief Financial
                                   Officer of MS&Co. and Controller of MS

*  Director